UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 14, 2026

Date of Report (Date of earliest event reported)

AiRWA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

74 E. Glenwood Ave., #320

Smyrna, DE 19977

(Address of principal executive offices, including Zip Code)

(646) 453-0678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	YYAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2026, AiRWA Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Hongyu Zhou, the Chairman of the Company, pursuant to which the Company agreed to sell to Mr. Zhou 4,215,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.37 per share of Common Stock (the “Transaction”). The Common Stock purchased in the Transaction constitutes approximately 10% of the Company’s outstanding Common Stock following the Transaction.

The Transaction is expected to close on or about January 20, 2026, and the gross proceeds are expected to be approximately $5,774,550. The Company intends to use the net proceeds from the Transaction for working capital and other general corporate purposes and may also use it for acquisitions, although there are currently no definitive plans to acquire any specific entities or assets.

The Transaction was conducted in reliance on Section 4(a)(2) of, and/or Rule 506(b) of Regulation D and/or Regulation S promulgated under, the Securities Act of 1933, as amended.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated January 14, 2026, by and between AiRWA Inc. and Hongyu Zhou
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AiRWA INC.
a Delaware corporation

Dated: January 15, 2026	By:	/s/ Thomas Tarala
Thomas Tarala
Chief Executive Officer